SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                 CURRENT REPORT

                     Pursuant to Section 11 OR 15(d) of the
                         Securities Exchange Act of 1934


                      Date of Report     February 10, 1999
                                         -----------------



                             CHANCELLOR CORPORATION
                             ----------------------
             (Exact name of Registrant as specified in its charter)



         Massachusetts                0-11663                   04-2626079
(State or other jurisdiction  (Commission File Number)         (IRS Employer
       of incorporation)                                     Identification No.)


                210 South Street, Boston, Massachusetts     02111
             (Address of principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code        (617) 368-2700
                                                           -----------------


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Item  2.          Acquisition  or  Disposition  of  Assets.
--------          -----------------------------------------

On January 29, 1999, Chancellor Asset Management Inc. ("CAM" or the "Company"), a wholly owned subsidiary of Chancellor Corporation ("Chancellor"), acquired all of the issued and outstanding capital stock of M.R.B. Inc., a Georgia corporation d/b/a Tomahawk Truck Sales; Tomahawk Truck & Trailer Sales, Inc., a Florida corporation; Tomahawk Truck & Trailer Sales of Virginia, Inc., a Virginia corporation; and Tomahawk Truck & Trailer Sales of Missouri, Inc., a Missouri corporation (collectively "Tomahawk"), pursuant to a Stock Purchase Agreement (the "Agreement") dated January 29, 1999. The Company acquired the capital stock of Tomahawk from Ms. M. Rea Brookings and Mr. David F. Herring (the "Selling Shareholders").

Tomahawk is engaged in a similar line of business as the Company. Tomahawk retails and wholesales used transportation equipment, primarily tractors and trailers. Tomahawk operates five (5) retail centers in Conley, Georgia;
Richmond,  Virginia;  Pompano,  Florida;  Orlando,  Florida;  and  Kansas  City,
Missouri. Additionally, Tomahawk operates its wholesale division from the Conley, Georgia facility. Tomahawk will be operated as a wholly owned subsidiary of the Company, with many operations coordinated with the Company, to achieve operating efficiencies and synergies.

The purchase price paid by the Company consisted of 4,500,000 shares of the Common Stock of Chancellor (valued at $1.34 per share) and future cash consideration pursuant to an Earn-Out provision as provided in Section 3 of the Agreement (the "Earn-Out"). The Earn-Out provides for the payment of seven and one-half percent (7.5%) of the Adjusted Pre-Tax Earnings of Tomahawk to each of the Selling Shareholders. The Earn-Out begins in the fiscal year ended December 31, 1999, and ends in the fiscal year ended December 31, 2004. At the time of the acquisition, Tomahawk had liabilities of approximately $6,617,000. In addition, the Company incurred acquisition costs of approximately $530,000. In conection with the Agreement, the Company loaned the Selling Shareholders a total of $500,000 pursuant to certain promissory notes payable in full on January 29, 2004. This transaction has been recorded in accordance with the purchase method of accounting. As a result of a preexisting agreement between CAM and the Selling Shareholders that gave CAM effective control of Tomahawk's operations, the designated date of this transaction for accounting purposes will be August 1, 1998.

The Agreement also: (1) nominates one of the Selling Shareholders as a director of Chancellor's Board of Directors; (2) elects both of the Selling Shareholders as directors of the Company's Board of Directors; (3) provides for Employment Agreements for the Selling Shareholders over a period of five years with minimum base salaries of $200,000 per annum; (4) prohibits the Selling Shareholders from competing against the Company or Tomahawk, or soliciting former employees and customers of Tomahawk; (5) provides for Tomahawk to lease from the Selling Shareholders the Conely, Georgia facility at fair market value rents of approximately $8,500 per month; and (6) provides for an option to purchase from the Selling Shareholders the Conley, Georgia facility for an amount not to exceed $950,000.

Item  7.          Financial  Statements  and  Exhibits.
--------          -------------------------------------

a)     Financial  statements  of  business  acquired.

Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

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b)     Pro  forma  financial  information.

Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

C)     Exhibits.
Exhibit 2 Stock Purchase Agreement, dated January 29, 1999, by and among Chancellor Asset Management, Inc., M. Rea
              Brookings, and David F. Herring.

Exhibit 10.1  Lease Agreement, dated January 29, 1999, by and among
              M. Rea Brooking, David F. Herring, and Chancellor Asset
              Management, Inc.

Exhibit 10.2 Memorandum of lease, dated January 29, 1999, by and among M. Rea Brookings, David F. Herring, and
              Chancellor Asset Management, Inc.

Exhibit 10.3 Employment Agreement, dated January 29, 1999, by and among M. R. B., Inc. and M. Rea Brookings.

Exhibit 10.4  Promissory Note, dated January 29, 1999, by and among
              M. Rea Brookings and Chancellor Asset Management,
              Inc.

Exhibit 10.5 Stock Pledge Agreement, dated January 29, 1999, by and among Chancellor Asset Management, Inc. and M. Rea
              Brookings.

Exhibit 10.6 Employment Agreement, dated January 29, 1999, by and among M.R. B., Inc. and David F. Herring.

Exhibit 10.7  Promissory Note, dated January 29, 1999, by and among
              David F. Herring and Chancellor Asset Management, Inc.

Exhibit 10.8 Stock Pledge Agreement, dated January 29, 1999, by and among Chancellor Asset Management, Inc. and David F.
              Herring.

Exhibit 99    Press Release.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                Chancellor Corporation

                                                By  /s/ Franklyn E. Churchill
                                                --------------------------------
                                                Franklyn E. Churchill, President


Dated:  February  10,  1999

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